UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 26, 2015

Signature Group Holdings, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Boulevard, Suite 400

Sherman Oaks, California 91403

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Closing of Purchase and Sale Agreement

On February 27, 2015, Signature Group Holdings, Inc. (the “Company” or “Signature”) and its indirect wholly owned subsidiary, Real Alloy Holding, Inc. (“Real Alloy” and formerly SGH Acquisition Holdco, Inc.), consummated the previously announced acquisition (the “Real Alloy Acquisition”) of the global recycling and specification alloys business (the “Business”) of Aleris Corporation (“Aleris”) pursuant to the terms of a Purchase and Sale Agreement, dated October 17, 2014, amended on January 26, 2015 and further amended, as discussed below, on February 26, 2015 (the “Purchase Agreement”), by and among the Company, Real Alloy and the Company’s indirect wholly owned German subsidiary, Evergreen Holding Germany GmbH (“Evergreen Holding”, and collectively with Real Alloy, the “Buyer”), and Aleris, Aleris International, Inc. (“Aleris International”), Aleris Holding Canada Limited, Aleris Aluminum Netherlands B.V., Aleris Deutschland Holding GmbH, Dutch Aluminum C.V. and Aleris Deutschland Vier GmbH Co KG (collectively, the “Sellers”). Under the terms and conditions of the Purchase Agreement, at the closing of the Real Alloy Acquisition (the “Closing”) Real Alloy and Evergreen Holding acquired all of Aleris’ equity interests in Sellers and their subsidiaries (the “Business Entities”) that comprise the Business.

Real Alloy acquired the Business for a purchase price of $525 million (the “Purchase Price”), comprised of $500 million in cash and $25 million, or 25,000 shares, of Series B Non-Participating Preferred Stock of Signature (the “Series B Preferred”). In addition, Real Alloy acquired $5.5 million of cash, and assumed $4.3 million of indebtedness, from the Business. The Company funded the cash portion of the Purchase Price from: (i) cash on hand, (ii) a portion of the net proceeds of the Company’s January 2015 sale of North American Breaker Co., LLC, the Company’s indirect wholly owned subsidiary, (iii) the net proceeds of the Company’s $3 million October 2014 issuance of 300,000 shares of the Company’s common stock in a private placement, (iv) the net proceeds of the Company’s December 2014 $28.5 million registered primary offering of common stock, (v) the net proceeds of the Company’s February 2015 $55 million stapled rights offering of common stock upon the exercise of subscription rights (the “Rights Offering”), (vi) the net proceeds of the December 2014 private placement of $305 million in senior secured notes (the “Notes”) by Real Alloy (who assumed the obligations of the Company’s indirect wholly owned subsidiary, SGH Escrow Corporation (“SGH Escrow”) by merger upon the Real Alloy Acquisition) and (vii) $73.5 million in opening draws on the combination of an asset-based lending facility (the “Asset-Based Facility”) provided by General Electric Capital Corporation (“GE Capital”) and a German factoring facility (the “Factoring Facility”) provided by GE Capital Bank AG (“GE Germany”).

At the Closing, the 25,000 shares of Series B Preferred Stock and $5 million of the cash portion of the Purchase Price were placed into escrow to satisfy the indemnification obligations of Aleris under the Purchase Agreement. As previously disclosed, Aleris has agreed to indemnify Real Alloy and its affiliates for claims and losses arising out of or related to, among others: (i) breaches of representations, warranties and covenants of Aleris and the Sellers, (ii) liability arising from retained business or the discontinued real property locations, (iii) certain litigation matters, (iv) certain transaction expenses and (v) certain costs related to the closure or operation of the Business’ facility in Goodyear, Arizona. Real Alloy has agreed to indemnify Aleris, the Sellers and their affiliates for claims and losses arising out of or related to breaches of representations, warranties and covenants of the Buyer in the Purchase Agreement and liability arising in connection with the operation of the Business following the Closing. Aleris’ aggregate indemnity obligations related to breaches of representations, warranties and covenants are generally capped at $67 million, except for certain fundamental representations, and representations related to taxes and Title IV of ERISA, which are subject to a cap equal to the Purchase Price. In general, Aleris will not be required to pay any amounts in respect of its indemnification obligations until the aggregate amount of all losses exceeds a deductible of $3 million, in which case Aleris will be required to indemnify only for such losses in excess of the deductible. The deductible will not apply to losses to the extent such losses arise from or relate to certain fundamental representations, taxes or Title IV of ERISA. In addition, certain scheduled environmental matters are subject to a deductible of approximately $23.9 million.

In connection with the Closing, Real Alloy and Aleris International entered into a transition services agreement, under which Aleris International will provide certain customary post-closing transition services, including information technology services, treasury services, accounts payable, cash management and payroll, credit/collection services, environmental services and human resource services, to Real Alloy, for periods ranging from three to 24 months following Closing.

In connection with the completion of the Real Alloy Acquisition, the Company issued a press release on February 27, 2015, a copy of which is attached hereto as Exhibit 99.1 and which is incorporated herein by reference.

Second Amendment to Purchase and Sale Agreement

On February 26, 2015, the Company and Aleris entered into Amendment No. 2 to the Purchase Agreement (the “Amendment”), to provide for the payment by Real Alloy to Aleris of the amount that the Preliminary Net Working Capital (as defined in the Purchase Agreement) exceeds the Target Net Working Capital (as defined in the Purchase Agreement), or, as the case may be, by Aleris to Real Alloy of the amount that the Target Net Working Capital exceeds the Preliminary Net Working Capital on the sixtieth (60th) day following Closing (rather than as an adjustment to the Purchase Price at Closing), if the parties have not finally determined the Final Closing Statement (as defined in the Purchase Agreement) as of such sixtieth day.

The foregoing description of the Amendment does not purport to be complete and is qualified by reference in its entirety to the full text of the Amendment, a copy of which attached hereto as Exhibit 2.1 and is incorporated into this Item 1.01 by reference.

Notes Escrow Release

As previously disclosed by the Company in a Current Report on Form 8-K filed on January 12, 2015, on January 8, 2015, SGH Escrow, an indirect wholly owned subsidiary of the Company that was merged with and into Real Alloy upon the Closing, completed an offering of $305.0 million aggregate principal amount of its 10% Senior Secured Notes due 2019 in a private offering (the “Notes Offering”) to qualified institutional purchasers in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an indenture, dated as of January 8, 2015 (the “Indenture”) between SGH Escrow, Real Alloy Intermediate Holding, LLC, a direct wholly owned subsidiary of Signature and the direct parent of SGH Escrow (“Real Alloy Parent”), and Wilmington Trust, National Association, as trustee and notes collateral trustee (the “Trustee”). SGH Escrow consummated the Notes Offering on January 8, 2015 and deposited the proceeds of such Notes Offering into escrow pending the Closing of the Real Alloy Acquisition and other conditions, including the merger of SGH Escrow with and into Real Alloy with Real Alloy as the surviving corporation, the assumption by Real Alloy of all of the obligations of SGH Escrow under the Notes and the Indenture, and Real Alloy Parent and other current and future domestic subsidiary guarantors (the “Subsidiary Guarantors”) providing guarantees of Real Alloy’s obligations under the Notes and the Indenture.

On February 27, 2015, in connection with the Closing of the Real Alloy Acquisition, the remaining conditions to the release of the funds from escrow were satisfied. Real Alloy, Real Alloy Parent, the Subsidiary Guarantors, and the Trustee entered into a First Supplemental Indenture with respect to the Notes (including the Guarantee therein) (the “Supplemental Indenture”), pursuant to which Real Alloy assumed all of the obligations of SGH Escrow under the Notes and the Indenture and Real Alloy Parent and the Subsidiary Guarantors guaranteed the Notes. On February 27, 2015, the proceeds of the Notes were released from escrow and were used to pay a portion of the Purchase Price.

Under the terms of the Pledge and Security Agreement, dated as of February 27, 2015, by and between each of Real Alloy, Real Alloy Parent and the other parties signatory thereto and Wilmington Trust, National Association as notes collateral trustee (the “Notes Collateral Trustee”), the Notes and related guarantees are secured by first priority security interests in the fixed assets of Real Alloy, Real Alloy Parent and the Subsidiary Guarantors and by second priority security interests in certain other collateral of Real Alloy, Real Alloy Parent and the Subsidiary Guarantors. Beyond Real Alloy’s assumption of the obligations of SGH Escrow and Real Alloy Parent and the Subsidiary Guarantors’ guarantee of the Notes, the Supplemental Indenture does not materially amend the Indenture. More information on the terms of the Indenture was provided in response to Item 1.01 to the Company’s Current Report on Form 8-K filed on January 12, 2015, and the Indenture was filed as Exhibit 4.1 to such Current Report.

The foregoing descriptions of the Supplemental Indenture and Pledge and Security Agreement do not purport to be complete and are qualified in its entirety by the copy of such documents filed as Exhibit 4.1 and 10.1, respectively, to this Current Report and incorporated into this Item 1.01 by reference. Further, the replacement Form of Rule 144A 10% Senior Secured Note due 2019 and replacement Form of Regulation S 10% Senior Secured Note due 2019 are filed as Exhibits 4.2 and 4.3, respectively, to this Current Report and are incorporated into this Item 1.01 by reference.

Asset–Based Facility and Intercreditor Agreement

On February 27, 2015, Real Alloy Recycling, Inc. (“RA Recycling,” a subsidiary of Real Alloy and formerly known as Aleris Recycling, Inc.) for itself and as representative of other borrowers, and Real Alloy Canada Ltd. (“RA Canada,” an affiliate of Real Alloy and formerly known as Aleris Specification Alloy Products Canada Company) entered into a Revolving Credit Agreement with GE Capital, for itself as a lender, letter of credit issuer, and swingline lender and as agent for all lenders and Wintrust Bank, as a lender (the “Revolving Credit Agreement”), that provides a $110 million senior secured revolving asset-based credit facility. Under the Asset Based Facility, GE Capital has committed to lend $95 million, and Wintrust Bank has committed to lend $15 million.

A portion of the proceeds of the Asset-Based Facility were used to fund the Purchase Price, and additional proceeds of the Asset-Based Facility will be used for working capital and general corporate purposes. GE Capital may syndicate the Asset-Based Facility to additional lenders.

The Asset-Based Facility is divided into two sub-facilities, a U.S. sub-facility (the “US Subfacility”), which includes an $11 million swing line sub-facility, and a Canadian sub-facility (the “Canadian Subfacility”). The Asset-Based Facility also includes a $25 million letter of credit sub-facility, of which $5 million can be used for letters of credit for RA Canada. The borrowing base under the Asset Based Facility will be determined based on eligible accounts receivable and eligible inventory of the Business Entities formed in the United States (the “US Borrowers”) (in the case of the US Subfacility) and eligible accounts receivable and eligible inventory of the Business Entities formed in Canada (the “Canadian Borrowers”) (in the case of the Canadian Subfacility).

US dollar denominated loans under the US Subfacility will bear interest, at the US Borrowers’ option, either (i) at 1, 2, 3 or 6-month interest periods at LIBOR, or (ii) the Base Rate (as defined below), in each case plus a margin based on the amount of the excess availability under the Asset Based Facility. The “Base Rate” is equal to the greater of (a) the US Prime Rate (as defined in the Revolving Credit Agreement) , (b) the US Federal Funds Rate plus 50 basis points, and (c) the sum of LIBOR plus a margin based on the amount of the excess availability under the Asset Based Facility. Canadian dollar denominated loans under the Canadian Subfacility will bear interest, at the Canadian Borrowers’ option, either (i) at 1, 2, 3 or 6-month interest periods at an average Canadian interbank rate, or (ii) floating at the greater of the Canadian prime rate or the average

30-day Canadian interbank rate plus 1.35%, in each case plus a margin based on the amount of the excess availability under the Asset Based Facility. Events of default will trigger an increase of 2.0% in all interest rates. Interest will be payable monthly in arrears, except for LIBOR loans and Canadian interbank rate loans, for which interest will be payable at the end of each relevant interest period. Additionally, at Closing, the US and Canadian Borrowers paid a 1% funding fee.

The Asset-Based Facility expires on February 27, 2019.

As provided in the U.S. Revolving Guarantee and Security Agreement, dated as of February 27, 2015, by and among RA Recycling, each other U.S. borrower and guarantor thereunder from time to time, and GE Capital, as agent (the “Revolving Guaranty and Security Agreement”), and the Canadian Revolving Guarantee and Security Agreement, dated as of February 27, 2015, by and among RA Canada, each other guarantor thereunder from time to time, and GE Capital, as agent (the “Canadian Revolving Guaranty and Security Agreement”), the Asset-Based Facility is secured by a first priority lien on the following assets of the U.S.-based Business Entities, the Canadian-based Business Entities, and certain of their domestic and (to the extent no adverse tax impact would be incurred) foreign subsidiaries: accounts receivable, inventory, instruments representing receivables, guarantees and other credit enhancements related to receivables, and bank accounts into which receivables are deposited (to the extent no adverse tax impact would be incurred), among other related assets (collectively, the “ABL Secured Assets”). The Asset-Based Facility is also secured by a second-priority lien on the assets that secure the Notes (the “Notes Secured Assets”).

In addition, on February 27, 2015, in connection with the Revolving Credit Agreement and the Indenture, as supplemented by the Supplemental Indenture, GE Capital, as agent for holders of the obligations under the Revolving Credit Agreement, and the Notes Collateral Trustee entered into an Intercreditor Agreement (the “Intercreditor Agreement”), which was acknowledged and agreed to by Real Alloy Parent, Real Alloy, and the grantors listed on the signature page thereto (collectively, the “Borrowers”). Under the Intercreditor Agreement, GE Capital and the Notes Collateral Trustee established their respective priorities to certain collateral of the Borrowers that secure borrowings under the Indenture and the Revolving Credit Agreement. Under the Intercreditor Agreement, the Notes Collateral Trustee has a first priority security interest in, and GE Capital has a second priority security interest in, the Notes Secured Assets. Conversely, GE Capital has a first priority security interest in, and the Notes Collateral Trustee has a second priority security interest in, the ABL Secured Assets.

The foregoing descriptions of the Revolving Credit Agreement, Revolving Guaranty and Security Agreement, Canadian Revolving Guaranty and Security Agreement and Intercreditor Agreement do not purport to be complete and are qualified in their entirety by the copies of such documents filed as Exhibits 10.2, 10.3, 10.4 and 10.5 respectively, to this report and are incorporated into this Item 1.01 by reference.

Factoring Facility

Also on February 27, 2015, Aleris Recycling (German Works GmbH), a German affiliate of Real Alloy (“RA Germany”), entered into a factoring agreement with GE Germany providing a nonrecourse factoring facility to RA Germany with a maximum financing amount of €50 million.

A portion of the proceeds of the Factoring Facility were used to fund the Purchase Price, additional proceeds of the Factoring Facility will be used to satisfy RA Germany’s obligations with respect to its customers, and any additional proceeds will be used to provide for working capital and general corporate purposes.

The Factoring Facility provides for purchases by GE Germany of eligible receivables from RA Germany, which are subject to certain limitations and eligibility requirements to be determined in the reasonable discretion of GE Germany based on the relevant account debtor creditworthiness and reliability.

Receivables will be purchased at a 15% discount to their face value. The Factoring Facility expires on January 15, 2019. The interest rate applicable to the Factoring Facility is the three-month EURIBOR (daily rate) fixed on the last business day of a month for the following month, plus 1.65%. The initial interest rate would have been 1.686% for February 2015. Factoring and administrative fees also apply.

The foregoing description of the Factoring Agreement does not purport to be complete and is qualified in its entirety by the copy of such document filed as Exhibit 10.6 to this report and is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above under the caption “Closing of Purchase and Sale Agreement” is incorporated by reference in response to this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above under the captions “Notes Escrow Release,” “Asset–Based Facility and Intercreditor Agreement” and “Factoring Facility” is incorporated by reference in response to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

As discussed above, pursuant to the Purchase Agreement, the Company issued 25,000 unregistered shares of Series B Preferred Stock, at $1,000 per share, to Aleris as a portion of the Purchase Price for the Real Alloy Acquisition. The issuance was made in a private, unregistered offering pursuant to Section 4(a)(2) under the Securities Act. These shares will be held in escrow to satisfy the indemnity obligations of the Sellers under the Purchase Agreement.

A description of the Purchase Agreement is set forth above in response to Item 1.01, and a description of the Certificate of Designation for the Series B Preferred Stock (the “Certificate of Designation”) is set forth below in Item 5.03, and each is incorporated by reference in response to this Item 3.02.

Item 3.03	Material Modification of Rights of Security Holders

Pursuant to the terms of the Certificate of Designation , the Company is prohibited from declaring or paying dividends on the Company’s common stock for two years without the consent of a majority of the holders of the Series B Preferred and, thereafter, if the Company is not current in its dividend payments to the holders of Series B Preferred. A description of the Series B Preferred is set forth below in Item 5.03 and is incorporated by reference in response to this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the shares of Series B Preferred Stock issued to Aleris as a portion of the Purchase Price, the Board has designated 100,000 shares of the Company’s authorized but unissued capital stock as “Series B Non-Participating Preferred Stock.” The Company filed the Certificate of Designation with the Secretary of State of the State of Delaware, effective February 27, 2015.

The Certificate of Designation provides that the initial series of Series B Preferred Stock will be 100,000 shares, but may be increased or decreased (but not below the then-outstanding number of shares of Series B Preferred Stock) by the Board in accordance the Company’s Certificate of Incorporation and applicable law. Shares of Series B Preferred Stock that the Company redeems or otherwise purchases will be available for reissuance as Series B Preferred Stock or other series of preferred stock that may be created by the Board. The Series B Preferred Stock will rank senior to the Company’s common stock and Series A Preferred Stock upon a voluntary or involuntary liquidation, dissolution or winding up.

The Series B Preferred Stock will pay quarterly dividends at a rate of 7% for the first 18 months after the date of issuance, 8% for the next 12 months, and 9% thereafter. Dividends will be paid in kind for the first two years, and thereafter will be paid in cash. All accrued and accumulated dividends on the Series B Preferred Stock will be prior and in preference to any dividend on any of the Company’s common stock or other junior securities. Any such dividends shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on the Company’s common stock or other junior securities, other than to declare or pay any dividend or distribution payable on the common stock in shares of common stock.

The shares of Series B Preferred Stock will be generally non-voting, however the consent of the holders of a majority of the outstanding shares of Series B Preferred Stock are required, among other requirements, (i) until the second anniversary of issuance, to (x) declare or pay cash dividends on the common stock, or (y) purchase, redeem or acquire shares of the common stock, other than, among others, certain shares of common stock issued to employees, (ii) so long as at least $10 million in aggregate principal amount of Series B Preferred Stock is outstanding, to make acquisitions valued at more than 5% of the consolidated assets of the Company and its subsidiaries, (iii) to take actions that would adversely affect the rights of the holders of the Series B Preferred Stock, and (iv) to undertake certain merger activities unless the Series B Preferred Stock remains outstanding or is purchased at the liquidation preference.

The Company may generally redeem the shares of Series B Preferred Stock at any time at the liquidation preference, and the holders may require the Company to redeem their shares of Series B Preferred Stock at the liquidation preference upon a change of control under the Notes (or any debt facility that replaces or redeems the Notes) to the extent that the change of control does not provide for such redemption at the liquidation preference. A holder of Series B Preferred Stock may require the Company to redeem all, but not less than all, of such holder’s Series B Preferred Stock after sixty-six months following Closing. In addition, the Company may redeem shares of Series B Preferred Stock to the extent Aleris is required to indemnify the Company under the Purchase Agreement. The Series B Preferred Stock held by Aleris and its subsidiaries having a liquidation preference of $30 million is not transferrable (other than to another subsidiary of Aleris) for 18 months following issuance (or such longer period in connection with any ongoing indemnity claims under the Purchase Agreement).

The Series B Preferred Stock does not have rights to convert into shares of the Company’s common stock or any other Company security. Further, the Series B Preferred Stock does not have any rights of preemption as to any Company securities.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified by reference in its entirety to the full text of the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference. Further, a copy of the Form of Series B Preferred Stock Certificate is attached hereto as Exhibit 4.4 and is incorporated into this Item 5.03 by reference.

Item 8.01.	Other Events

Closing of Rights Offering

As previously disclosed, the closing of the Company’s Rights Offering was conditioned upon the Closing of the Real Alloy Acquisition. The Rights Offering expired on February 20, 2015 with respect to the holders of common stock, and following the Closing of the Real Alloy Acquisition on February 27, 2015, the Company issued the maximum offering of 9,751,773 shares to subscribing holders in respect of their 7,899,215 validly exercised basic subscription rights and 1,852,558 fulfilled oversubscription requests. The Board allocated the oversubscription shares on a pro rata basis to the holders of common stock who validly exercised oversubscription rights, based on such holders’ common stock ownership prior to exercising subscription rights and up to the level of subscription payments received from such holders.

As the Company raised the maximum $55 million in the Rights Offering, the Company did not draw on the backstop arrangements with Aleris or Zell Credit Opportunities Master Fund L.P. (“ZCOF”) and the funds managed by another institutional investor.

THE RIGHTS OFFERING REMAINS OUTSTANDING WITH RESPECT TO THE HOLDERS OF THE COMPANY’S WARRANTS TO PURCHASE COMMON STOCK AND IS BEING MADE ONLY BY MEANS OF THE PROSPECTUS SUPPLEMENT, DATED JANUARY 29, 2015. THIS CURRENT REPORT ON FORM 8-K SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF SIGNATURE GROUP HOLDINGS, INC., NOR SHALL THERE BE ANY OFFER, SOLICITATION OR SALE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. ANY SUCH OFFER, SOLICITATION OR SALE WILL BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS. THE COMMISSIONER OF BUSINESS OVERSIGHT OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

Approval of 4.9% Stockholder Purchases

In connection with the Rights Offering, the Board of Directors of the Company (the “Board”) approved the acquisitions by two common stockholders, Hotchkis & Wiley Capital Management, an investment manager (“H&W”), and ZCOF of shares in the Rights Offering. Prior to the Rights Offering, each of H&W and ZCOF owned in excess of 4.9% of the Company’s current outstanding common stock. H&W validly exercised basic subscription rights and an oversubscription request in the Rights Offering (the “H&W Subscription”), and ZCOF validly exercised basic subscription rights in the Rights Offering (the “ZCOF Subscription”).

Such approval relates to the provisions of the Company’s Second Amended and Restated Bylaws (the “Bylaws”) and the Rights Agreement, dated as of October 23, 2007, between the Company and Mellon Investor Services LLC, as amended (the “Rights Agreement”). Under the Bylaws, unless the Board has approved such transaction, an entity which owns 4.9% or greater of the Company’s common stock is generally prohibited from acquiring additional shares. Further, under the Rights Agreement, an entity that acquires beneficial ownership of 5% or more of the Company’s outstanding common stock may be deemed by the Board to be an Acquiring Person (as defined in the Rights Agreement), which determination would trigger the rights under the Rights Agreement to purchase shares of Series A Preferred Stock.

As a result of the Board approval, the Board has approved the H&W Subscription and ZCOF Subscription for purposes of the Bylaws and has affirmed that it will deem neither H&W nor ZCOF to be an Acquiring Person under the Rights Agreement.

Item 9.01	Financial Statements and Exhibits.

a)	Financial Statements of Businesses Acquired

The financial statements for the Real Alloy Acquisition required by this Item 9.01 are not included in this Current Report on Form 8-K. In accordance with SEC rules, the Company will file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this initial Current Report is required to be filed.

b)	Pro Forma Financial Information

The pro forma financial information for the Real Alloy Acquisition required by this Item 9.01 are not included in this Current Report on Form 8-K. In accordance with SEC rules, the Company will file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this initial Current Report is required to be filed.

d)	Exhibits

The following are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Amendment No. 2 to Purchase and Sale Agreement, dated as of February 26, 2015, by and among Aleris Corporation and Real Alloy Holding, Inc.

3.1	Certificate of Designation of Series B Non-Participating Preferred Stock of Signature Group Holdings, Inc.

4.1	First Supplemental Indenture, dated as of February 27, 2015, by and among Real Alloy Holding, Inc., Real Alloy Intermediate Holding, LLC, each of the guarantors listed on the signature pages thereto, and Wilmington Trust, National Association (as trustee and notes collateral trustee).

4.2	Form of Rule 144A 10% Senior Secured Note due 2019.

4.3	Form of Regulation S 10% Senior Secured Note due 2019.

4.4	Form of Series B Preferred Stock Certificate.

10.1	Pledge and Security Agreement, dated as of February 27, 2015, by and among each of the grantor parties listed on the signature page thereto and Wilmington Trust, National Association (as notes collateral trustee).

10.2	Revolving Credit Agreement, dated as of February 27, 2015, by and among Real Alloy Recycling, Inc. (formerly known as Aleris Recycling, Inc.) for itself and as representative of other borrowers, Real Alloy Canada Ltd. (formerly known as Aleris Specification Alloy Products Canada Company), General Electric Capital Corporation, for itself as a lender, letter of credit issuer, and swingline lender and as agent for all lenders, and Wintrust Bank, as a lender.

10.3	U.S. Revolving Guarantee and Security Agreement, dated as of February 27, 2015, by and among Real Alloy Recycling, Inc. (formerly known as Aleris Recycling, Inc.), each other U.S. borrower and grantor thereunder from time to time, and General Electric Capital Corporation, as agent.

10.4	Canadian Revolving Guarantee and Security Agreement, dated as of February 27, 2015, by and among Real Alloy Canada Ltd. (formerly known as Aleris Specification Alloy Products Canada Company), each other grantor thereunder from time to time, and General Electric Capital Corporation, as agent.

10.5	Intercreditor Agreement, dated as of February 27, 2015, by and among General Electric Capital Corporation, as North America ABL Agent, and Wilmington Trust, National Association, as Notes Collateral Trustee, and acknowledged and agreed to by Real Alloy Intermediate Holding, LLC, Real Alloy Holding, Inc.

10.6	Factoring Agreement, dated as of February 27, 2015, by and between GE Capital Bank AG and Aleris Recycling (German Works) GmbH.

99.1	Signature Group Holdings, Inc. Press Release dated February 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: March 4, 2015	By:	/s/ W. CHRISTOPHER MANDERSON
	Name:	W. Christopher Manderson
	Title:	Executive Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Amendment No. 2 to Purchase and Sale Agreement, dated as of February 26, 2015, by and among Aleris Corporation and Real Alloy Holding, Inc.

3.1	Certificate of Designation of Series B Non-Participating Preferred Stock of Signature Group Holdings, Inc.

4.1	First Supplemental Indenture, dated as of February 27, 2015, by and among Real Alloy Holding, Inc., Real Alloy Intermediate Holding, LLC, each of the guarantors listed on the signature pages thereto, and Wilmington Trust, National Association (as trustee and notes collateral trustee).

4.2	Form of Rule 144A 10% Senior Secured Note due 2019.

4.3	Form of Regulation S 10% Senior Secured Note due 2019.

4.4	Form of Series B Preferred Stock Certificate.

10.1	Pledge and Security Agreement, dated as of February 27, 2015, by and among each of the grantor parties listed on the signature page thereto and Wilmington Trust, National Association (as notes collateral trustee).

10.2	Revolving Credit Agreement, dated as of February 27, 2015, by and among Real Alloy Recycling, Inc. (formerly known as Aleris Recycling, Inc.) for itself and as representative of other borrowers, Real Alloy Canada Ltd. (formerly known as Aleris Specification Alloy Products Canada Company), General Electric Capital Corporation, for itself as a lender, letter of credit issuer, and swingline lender and as agent for all lenders, and Wintrust Bank, as a lender.

10.3	U.S. Revolving Guarantee and Security Agreement, dated as of February 27, 2015, by and among Real Alloy Recycling, Inc. (formerly known as Aleris Recycling, Inc.), each other U.S. borrower and grantor thereunder from time to time, and General Electric Capital Corporation, as agent.

10.4	Canadian Revolving Guarantee and Security Agreement, dated as of February 27, 2015, by and among Real Alloy Canada Ltd. (formerly known as Aleris Specification Alloy Products Canada Company), each other grantor thereunder from time to time, and General Electric Capital Corporation, as agent.

10.5	Intercreditor Agreement, dated as of February 27, 2015, by and among General Electric Capital Corporation, as North America ABL Agent, and Wilmington Trust, National Association, as Notes Collateral Trustee, and acknowledged and agreed to by Real Alloy Intermediate Holding, LLC, Real Alloy Holding, Inc.

10.6	Factoring Agreement, dated as of February 27, 2015, by and between GE Capital Bank AG and Aleris Recycling (German Works) GmbH.

99.1	Signature Group Holdings, Inc. Press Release dated February 27, 2015.